CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated December 23, 2014 relating to the financial statements and financial highlights which appear in the October 31, 2014 Annual Reports to Shareholders of JPMorgan Research Market Neutral Fund and JPMorgan Market Neutral Fund (collectively the “Funds”), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights for the Acquiring Fund” and “Appendix A: Form of Agreement and Plan of Reorganization: Representations and Warranties” in such Registration Statement and under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information dated March 1, 2015 for each of the Funds, which are also incorporated by reference into the Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

March 13, 2015